Exhibit 99.3

CLST Holdings, Inc.	News Release

Contacts:	Robert A. Kaiser
President, Chief Executive Officer
(972) 267-0500

FOR IMMEDIATE RELEASE

CLST Holdings, Inc. Announces Court’s Issuance of Orders in State Court Action

DALLAS, February 22, 2010 — CLST Holdings, Inc. (Pink Sheets: CLHI.PK) announced today that on February 15, 2010, in its state court action with Red Oak in the 134th District Court of Dallas County, Texas, the Court ordered as follows: (1) Absent a determination by the Court of good cause shown, the Company shall hold an annual stockholders’ meeting on March 23, 2010; (2) the Annual Meeting will satisfy the requirement of the Company to hold the 2008 and 2009 annual stockholders’ meeting; (3) the record date for the Annual Meeting shall be Monday, March 8, 2010; (4) the Company shall provide notice in conformance with applicable Delaware law to all CLST stockholders on or before March 12, 2010, for the Annual Meeting; and (5) the Court appoints IVS Associates, Inc. to be the independent inspector of elections to oversee the voting process at the Annual Meeting, tabulate the proxies, and certify the results.

Also, on February 15, 2010, by separate order and upon its own motion, the Court issued an Order Reinstating Case, which provides that the state court action be reopened and reinstated on a two-week trial docket beginning June 1, 2010.

On February 9, 2010, the Company announced that it would file a certificate of dissolution with the Secretary of State of Delaware on February 26, 2010.  If the certificate of dissolution is filed, the Company does not expect to hold an annual meeting.

Forward-Looking Statements

Certain information included herein may constitute “forward-looking” statements for purposes of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. When used in this report, the words “anticipates,” “estimates,” “believes,” “continues,” “expects,” “intends,” “may,” “might,” “could,” “should,” “likely,” “plan,” and similar expressions are intended to be among the statements that identify forward-looking statements. Statements of various factors that could cause the actual results, performance or achievements of the Company to differ materially from the Company’s expectations (“Cautionary Statements”) are disclosed, including, without limitation, those discussed in the “Risk Factors” section in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2008, as amended and Part II, Item 1A of the Company’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2009, as amended, those statements made in conjunction with the forward-looking statements and otherwise herein. All forward-looking statements attributable to the

Company are expressly qualified in their entirety by the Cautionary Statements. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.